Exhibit 10.28

Amendment Two to
Employment Agreement

THIS AMENDMENT  (the “Amendment”) is entered into as of August 25, 2021 (the “Effective Date”), and amends that certain Employment Agreement (the “Agreement”) dated August 9, 2017,  between Identity Theft Guard Solutions, Inc. d/b/a IDX (“ID Experts”), and Thomas F. Kelly (“Kelly”), as amended by Amendment One dated May 21, 2020.

WHEREAS the Board of ID Experts has on April 22, 2021, authorized the reimbursement of certain expenses on behalf of Thomas F. Kelly, as CEO.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein the parties agree to amend and supplement the Agreement as follows:

1.          Terms.  Capitalized terms used in this Amendment not otherwise defined herein shall have the definitions specified in the Agreement.  The terms of this Amendment shall govern and control in case of conflict with the Agreement.  Subject to the alterations and amendments contained in this Amendment, the parties ratify and confirm the Agreement in all other respects.

2.          Amendment.

a.	Section 2(d) of the Agreement is hereby amended to permit airfare in classes and fares in excess of the limit therein, up to $3,000 per month.

b.	Section 2(d)(ii) of the Agreement is hereby amended to replace $30,000 with $36,000.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first noted above.

Identity Theft Guard Solutions, Inc.

by:	/s/ Sanjay Uppal
Sanjay Uppal, CFO

/s/ Thomas F. Kelly
Thomas F. Kelly